Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

November 9, 2017

Aralez Pharmaceuticals Inc.

7100 West Credit Avenue, Suite 101
Mississauga, Ontario L5N 0E4

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as U.S. counsel to Aralez Pharmaceuticals Inc., a corporation organized under the laws of the British Columbia (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on November 9, 2017, relating to the issuance and sale by the Company from time to time at an aggregate initial offering price of up to $100,000,000 of (i) common shares, no par value, of the Company (“Common Shares”), (ii) preferred shares, no par value, of the Company (“Preferred Shares”), (iii) warrants to purchase shares of Common Shares and warrants to purchase shares of Preferred Shares (collectively, the “Warrants”) and (iv) debt securities of the Company (the “Debt Securities” and, together with the Common Shares, the Preferred Shares and the Warrants, the “Securities”).  The Debt Securities would be issued pursuant to an indenture (the “Base Indenture”) and one or more supplemental indentures to be entered into between the Company and the trustee named therein.

We have examined, among other things, originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.  As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies and (iii) the capacity of natural persons.

In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any Security, (i) the Company shall be validly existing as a corporation in good standing under the laws of the British Columbia, (ii) the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (iii) each party to any document entered into in connection with the issuance or delivery of any such Security other than the Company shall have

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the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iv) the Registration Statement and any amendments thereto shall be effective under the Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (v) the appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby shall be prepared and filed with the Commission in compliance with the Act and shall comply with applicable laws at the time the Securities are offered or issued; (vi) such Security shall be issued and sold in compliance with the applicable provisions of the Act and in compliance with the “blue sky” laws of certain states and in the manner stated in the Registration Statement and any amendments and supplements thereto; (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; (viii) at the time of an issuance of Common Shares (including upon conversion, exercise or exchange of any other Security that provides for such conversion, exercise or exchange), as the case may be, there will be sufficient shares of Common Shares authorized under the Certificate of Incorporation and Articles, each as restated and/or amended, and not otherwise issued or reserved for issuance; (ix) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange and (x) the Company shall have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference.

We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security nor the documents governing such Securities will violate any applicable law or will result in a violation of, or constitute a default or breach under, any provision of any instrument or agreement then binding upon the Company, any restriction imposed by any court or governmental body having jurisdiction over the Company or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

(i)                                     When (i) the Base Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the relevant trustee and the Company and such Base Indenture, as supplemented, has been qualified under the Trust Indenture Act of 1939, (ii) the specific terms of a particular Debt Security have been duly authorized by all necessary corporate action on the part of the Company and established in accordance with the Base Indenture and supplemental indenture, (iii) the Registration Statement, and any amendments thereto (including post-effective amendments), has become effective under the Act and (iv) such Debt Security has been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Base Indenture and supplemental indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

(ii)                                  When (i) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action on the part of the Company, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, (iii) the Registration Statement, and any amendments thereto (including post-effective amendments), has become effective under the Act, and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.   Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of British Columbia, we have relied upon the opinion of Stikeman Elliot LLP, dated the date hereof, which is being filed as exhibit 5.2 to the Registration Statement.

The opinions set forth in paragraphs (i) and (ii) above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.  Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

We hereby consent to the filing of this opinion as an exhibit 5 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP